The information in this preliminary pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.
Citigroup Inc.	SUBJECT TO COMPLETION, DATED DECEMBER 18, 2015	December , 2015 Medium-Term Senior Notes, Series G Pricing Supplement No. 2015-CMTNG0800 Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-192302

Dual Directional Trigger PLUS Based on the Worst Performing of the EURO STOXX 50® Index and the Nikkei 225 Index Due December-----, 2018

Dual Directional Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

▪	The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest and do not repay a fixed amount of principal at maturity. Instead, the securities offer a payment at maturity that may be greater than, equal to or less than the stated principal amount, depending on the performance of the worst performing of the EURO STOXX 50® Index and the Nikkei 225 Index (the “worst performing index”) from its initial index level to its final index level.

▪	The securities offer leveraged exposure to the potential appreciation of the worst performing index from its initial index level to its final index level as described below, subject to the maximum return at maturity. In addition, if the worst performing index depreciates within a limited range, the securities provide for a positive return at maturity based on the absolute value of that depreciation. In exchange for the leveraged upside exposure and the potential for a positive return at maturity even if the worst performing index depreciates, investors in the securities must be willing to forgo participation in any appreciation of the worst performing index beyond the maximum return at maturity and any dividends that may be paid on the stocks that constitute either underlying index. In addition, investors in the securities must be willing to accept full downside exposure to the worst performing index if it depreciates by more than 25%. If the final index level of the worst performing index is less than its trigger level, you will lose 1% of the stated principal amount of your securities for every 1% by which the final index level of the worst performing index is less than its initial index level. There is no minimum payment at maturity.

▪	Your return on the securities will depend solely on the performance of the worst performing index. You will not benefit in any way from the performance of the better performing index. You may incur a significant loss on your investment in the securities if either underlying index performs poorly, even if the other performs favorably.

▪	Investors in the securities must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Inc.

KEY TERMS
Underlying indices:		The EURO STOXX 50® Index (ticker symbol: “SX5E”) and the Nikkei 225 Index (ticker symbol: “NKY”)
Aggregate stated principal amount:		$
Stated principal amount:		$10 per security
Pricing date:		December , 2015 (expected to be December 18, 2015)
Issue date:		December , 2015 (three business days after the pricing date)
Valuation date:		December , 2018 (expected to be December 18, 2018), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur with respect to either underlying index
Maturity date:		December , 2018 (expected to be December 21, 2018)
Payment at maturity:

For each $10 stated principal amount security you hold at maturity:

▪  If the final index level of the worst performing index is greater than or equal to its initial index level:
     $10 + the leveraged return amount, subject to the maximum return at maturity

▪  If the final index level of the worst performing index is less than its initial index level but greater than or equal to its trigger level:
     $10 + ($10 × the absolute index return of the worst performing index)

▪  If the final index level of the worst performing index is less than its trigger level:
     $10 + ($10 × the index percent change of the worst performing index)

If the final index level of the worst performing index is less than its trigger level, your payment at maturity will be less, and possibly significantly less, than $7.50 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment.

Initial index level:		For the EURO STOXX 50® Index, (its closing level on the pricing date); and for the Nikkei 225 Index, (its closing level on the pricing date)
Final index level:		For each underlying index, its closing level on the valuation date
Worst performing index:		The underlying index with the lowest index percent change
Leveraged return amount:		$10 × the index percent change of the worst performing index × the leverage factor
Leverage factor:		192.00%
Absolute index return:		For each underlying index, the absolute value of its index percent change
Index percent change:		For each underlying index, its final index level minus its initial index level, divided by its initial index level
Trigger level:		For the EURO STOXX 50® Index, (75% of its closing level on the pricing date); and for the Nikkei 225 Index, (75% of its closing level on the pricing date)
Maximum return at maturity:		$8.00 per security (80.00% of the stated principal amount). Because of the maximum return at maturity, the payment at maturity will not exceed $18.00 per security.
Listing:		The securities will not be listed on any securities exchange
CUSIP / ISIN:		17323P546 / US17323P5465
Underwriter:		Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)(2)	Underwriting fee	Proceeds to issuer
Per security:	$10.00	$0.25(2)	$9.70
$0.05(3)
Total:	$	$	$

(1) Citigroup Inc. currently expects that the estimated value of the securities on the pricing date will be at least $9.250 per security, which will be less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) CGMI, an affiliate of Citigroup Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $0.30 for each $10 security sold in this offering. Certain selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from CGMI a fixed selling concession of $0.25 for each $10 security they sell. Additionally, it is possible that CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

(3) Reflects a structuring fee payable to Morgan Stanley Wealth Management by CGMI of $0.05 for each security.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.

Product Supplement No. EA-02-03 dated November 13, 2013	Underlying Supplement No. 3 dated November 13, 2013

Prospectus Supplement and Prospectus each dated November 13, 2013
The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Inc.

Dual Directional Trigger PLUS Based on the Worst Performing of the EURO STOXX 50® Index and the Nikkei 225 Index Due December-----, 2018

Dual Directional Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Additional Information

The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect your payment at maturity. These events and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Index—Consequences of a Market Disruption Event; Postponement of a Valuation Date” and “—Discontinuance or Material Modification of an Underlying Index,” and not in this pricing supplement. The accompanying underlying supplement contains important disclosures regarding each underlying index that are not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement before deciding whether to invest in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Investment Summary

The securities can be used:

▪	To gain exposure to the worst performing of the Euro Stoxx 50 Index and the Nikkei 225 Index;

▪	To potentially outperform the worst performing of the Euro Stoxx 50 Index and the Nikkei 225 Index by taking advantage of the leverage factor, subject to the maximum return at maturity; and

▪	To obtain a positive return for a limited range of negative performance of the worst performing index.

If the final index level of the worst performing index is less than its trigger level, the securities are exposed on a 1-to-1 basis to the percentage decline of the worst performing index from its initial index level to its final index level. Accordingly, investors may lose their entire initial investment in the securities. Your return on the securities will depend solely on the performance of the worst performing index. You will not benefit in any way from the performance of the better performing index.

Maturity:	Approximately 3 years
Leverage factor:	192.00%, subject to the maximum return at maturity. The leverage factor applies only if the final index level of the worst performing index is greater than or equal to its initial index level.
Minimum payment at maturity:	None
Trigger level:	For each underlying index, 75% of its initial index level
Coupon:	None

Key Investment Rationale

The securities offer the potential for (i) a leveraged return if the worst performing index appreciates from its initial index level to its final index level, subject to the maximum return at maturity and (ii) a positive return based on the absolute value of a limited range of depreciation of the worst performing index if the worst performing index depreciates but not to or below its trigger level. At maturity, if the final index level of the worst performing index is greater than or equal to its initial index level, investors will receive the stated principal amount of their securities plus the leveraged upside performance of the worst performing index, subject to the maximum return at maturity. If the final index level of the worst performing index is less than its initial index level by no more than 25%, investors will receive the stated principal amount of their securities plus a positive return equal to the absolute value of its percentage decline, which will effectively be limited to a positive return of 25%. However, if the final index level of the worst performing index is less than its initial index level by more than 25%, investors will be negatively exposed to the full amount of the percentage decline in the worst performing index from its initial index level to its final index level and will lose 1% of the stated principal amount for every 1% of decline, without any buffer. Investors may lose their entire initial investment in the securities. All payments on the securities are subject to the credit risk of Citigroup Inc.

Absolute Return Feature:	The securities offer the potential for a positive return at maturity regardless of whether the worst performing index appreciates or depreciates, so long as the worst performing index does not depreciate by more than 25%. If the worst performing index depreciates by more than 25%, investors will not receive a positive return but instead will incur a significant loss on their investment in the securities.

December 2015	PS-2

Citigroup Inc.

Dual Directional Trigger PLUS Based on the Worst Performing of the EURO STOXX 50® Index and the Nikkei 225 Index Due December-----, 2018

Dual Directional Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Upside Scenario if Worst Performing Index Appreciates:	The final index level of the worst performing index is greater than or equal to its initial index level. In this case, you receive for each security that you hold the $10 stated principal amount plus the leveraged return amount based on the performance of the worst performing index, subject to the maximum return at maturity.
Absolute Return Scenario:	The final index level of the worst performing index is less than its initial index level but is greater than or equal to its trigger level, which is 75% of its initial index level. In this case, you receive a 1% positive return on the securities for each 1% negative return on the worst performing index. For example, if the final index level of the worst performing index is 5% less than its initial index level, the securities will provide a positive return of 5% at maturity. The maximum return you may receive in this scenario is a positive 25% return at maturity.
Downside Scenario:	The final index level of the worst performing index is less than its trigger level. In this case, you would lose more, and possibly significantly more, than 25% of the stated principal amount, and this loss will be by an amount proportionate to the decline in the level of the worst performing index over the term of the securities. Under these circumstances, the payment at maturity will be less than $7.50 per security. For example, if the final index level of the worst performing index is 50% less than its initial index level, you would receive at maturity 50% of the stated principal amount. There is no minimum payment at maturity on the securities, and investors may lose their entire initial investment.

Hypothetical Examples

The diagram below illustrates your payment at maturity for a range of hypothetical percentage changes from the initial index level to the final index level of the worst performing index. Your return on the securities will depend solely on the performance of the worst performing index. You will not benefit in any way from the performance of the better performing index.

Investors in the securities will not receive any dividends on the stocks that constitute either underlying index. The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—Investing in the securities is not equivalent to investing in the underlying indices” below.

Dual Directional Trigger PLUS Securities Payment at Maturity Diagram

■ The Securities	■ The Worst Performing Index

December 2015	PS-3

Citigroup Inc.

Dual Directional Trigger PLUS Based on the Worst Performing of the EURO STOXX 50® Index and the Nikkei 225 Index Due December-----, 2018

Dual Directional Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Your actual payment at maturity per security will depend on the actual final index level of the worst performing index. The examples below illustrate how your payment at maturity will depend on the final index level of the worst performing index. The examples are based on the hypothetical initial index levels and trigger levels specified below:

Hypothetical initial index level:	With respect to the EURO STOXX 50® Index: 3,300.00 With respect to the Nikkei 225 Index: 19,300.00
Hypothetical trigger level:	With respect to the EURO STOXX 50® Index: 2,475.00 With respect to the Nikkei 225 Index: 14,475.00

Example 1—Upside Scenario A.

Underlying Index	Hypothetical Final Index Level	Hypothetical Index Percent Change
EURO STOXX 50® Index*	3,630.00	10%
Nikkei 225 Index	28,950.00	50%

* Worst performing index in this example

In this example, because the final index level of the worst performing index is greater than its hypothetical initial index level, your payment at maturity per security would be calculated as follows:

Payment at maturity per security = $10 + the leveraged return amount, subject to the maximum return at maturity of $8.00

= $10 + ($10 × the index percent change of the worst performing index × the leverage factor), subject to the maximum return at maturity of $8.00

= $10 + ($10 × 10.00% × 192.00%), subject to the maximum return at maturity of $8.00

= $10 + $1.92, subject to the maximum return at maturity of $8.00

= $11.92

Because the worst performing index appreciated from its hypothetical initial index level to its hypothetical final index level, your payment at maturity in this scenario would be equal to the $10 stated principal amount per security plus the leveraged return amount, or $11.92 per security.

Example 2—Upside Scenario B.

Underlying Index	Hypothetical Final Index Level	Hypothetical Index Percent Change
EURO STOXX 50® Index	6,270.00	90%
Nikkei 225 Index*	35,705.00	85%

* Worst performing index in this example

In this example, because the final index level of the worst performing index is greater than its hypothetical initial index level, your payment at maturity per security would be calculated as follows:

Payment at maturity per security = $10 + the leveraged return amount, subject to the maximum return at maturity of $8.00

= $10 + ($10 × the index percent change of the worst performing index × the leverage factor), subject to the maximum return at maturity of $8.00

= $10 + ($10 × 85.00% × 192.00%), subject to the maximum return at maturity of $8.00

= $10 + $16.32, subject to the maximum return at maturity of $8.00

= $18.00

Because the worst performing index appreciated from its hypothetical initial index level to its hypothetical final index level and the leveraged return amount of $16.32 is greater than the maximum return at maturity of $8.00, your payment at maturity in this scenario would be equal to the $10 stated principal amount per security plus the maximum return at maturity, or $18.00 per security. In this scenario, the maximum return at maturity would cause the securities to underperform the appreciation of the worst performing index.

December 2015	PS-4

Citigroup Inc.

Dual Directional Trigger PLUS Based on the Worst Performing of the EURO STOXX 50® Index and the Nikkei 225 Index Due December-----, 2018

Dual Directional Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Example 3—Upside Scenario C.

Underlying Index	Hypothetical Final Index Level	Hypothetical Index Percent Change
EURO STOXX 50® Index*	2,970.00	-10%
Nikkei 225 Index	23,160.00	20%

* Worst performing index in this example

In this example, because the hypothetical final index level of the worst performing index is less than its hypothetical initial index level but greater than its hypothetical trigger level, your payment at maturity per security would be calculated as follows:

Payment at maturity per security = $10 + ($10 × the absolute index return of the worst performing index)

= $10 + ($10 × |-10.00%|)

=$10 + $1.00 = $11.00

Because the worst performing index did not depreciate from its hypothetical initial index level to its hypothetical final index level by more than 25.00%, your payment at maturity in this scenario would reflect 1-to-1 exposure to the absolute value of the negative performance of the worst performing index.

Example 4—Downside Scenario.

Underlying Index	Hypothetical Final Index Level	Hypothetical Index Percent Change
EURO STOXX 50® Index*	990.00	-70%
Nikkei 225 Index	23,160.00	20%

* Worst performing index in this example

In this example, because the hypothetical final index level of the worst performing index is less than its hypothetical trigger level, your payment at maturity would be calculated as follows:

Payment at maturity per security = $10 + ($10 × the index percent change of the worst performing index)

= $10 + ($10 × -70.00%)

= $10 - $7.00

= $3.00

Because the worst performing index depreciated from its hypothetical initial index level to its hypothetical final index level by more than 25.00%, your payment at maturity in this scenario would reflect 1-to-1 downside exposure to the negative performance of the worst performing index. You would incur a significant loss on your investment in the securities based on the decline of the worst performing index, even though the other underlying index performed favorably.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities, including the risk that we may default on our obligations under the securities, and are also subject to risks associated with each underlying index. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisers as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement. You should also carefully read the risk factors included in the documents incorporated by reference in the accompanying prospectus, including our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to our business more generally.

▪	You may lose some or all of your investment. Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the worst performing index. If the final index level of the worst performing index is less than its trigger level, the absolute return feature will no longer be available and you will lose more, and possibly significantly more, than 25% of the stated principal amount of the securities. In this scenario, you will lose 1% of the stated principal amount of the securities for every 1% by which the final index level of the worst performing index is

December 2015	PS-5

Citigroup Inc.

Dual Directional Trigger PLUS Based on the Worst Performing of the EURO STOXX 50® Index and the Nikkei 225 Index Due December-----, 2018

Dual Directional Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

less than its initial index level. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment.

▪	The securities do not pay interest. Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

▪	Your potential return on the securities is limited. Your potential return on the securities at maturity is limited to the maximum return at maturity of $8.00 per security (80.00% of the stated principal amount). Because of the maximum return at maturity, any increase in the final index level of the worst performing index over its initial index level by more than approximately 41.67% will not increase your return on the securities and will reduce the effective leverage participation provided by the securities in the performance of the worst performing index.

▪	Your potential for positive return from depreciation of the worst performing index is limited. The return potential of the securities in the event that the final index level of the worst performing index is less than its initial index level is limited to 25%. Any decline in the final index level of the worst performing index from its initial index level by more than 25% will result in a loss, rather than a positive return, on the securities.

▪	The securities are subject to the risks of both underlying indices and will be negatively affected if either performs poorly, even if the other performs well. You are subject to risks associated with both underlying indices. If either underlying index performs poorly, you will be negatively affected, even if the other underlying index performs well. The securities are not linked to a basket composed of the underlying indices, where the better performance of one could ameliorate the poor performance of the other. Instead, you are subject to the full risks of whichever of the underlying indices is the worst performing index.

▪	You will not benefit in any way from the performance of the better performing index. The return on the securities depends solely on the performance of the worst performing index, and you will not benefit in any way from the performance of the better performing index. The securities may underperform a similar investment in both of the underlying indices or a similar alternative investment linked to a basket composed of the underlying indices, since in either such case the performance of the better performing index would be blended with the performance of the worst performing index, resulting in a better return than the return of the worst performing index.

▪	You will be subject to risks relating to the relationship between the underlying indices. It is preferable from your perspective for the underlying indices to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlying indices will not exhibit this relationship. The less correlated the underlying indices, the more likely it is that one or the other of the underlying indices will decline by more than 25% over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlying indices to decline by more than 25%; the performance of the underlying index that is not the worst performing index is not relevant to your return on the securities at maturity. It is impossible to predict what the relationship between the underlying indices will be over the term of the securities. One underlying index represents market sector leaders in the Eurozone and the other represents large capitalization stocks in Japan. Accordingly, the underlying indices represent markets that differ in significant ways and, therefore, may not be correlated with each other.

▪	Investing in the securities is not equivalent to investing in the underlying indices. You will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute either underlying index. In addition, your potential total return on the securities at maturity is limited by the maximum return at maturity, as described above.

▪	Your payment at maturity depends on the closing levels of the underlying indices on a single day. Because your payment at maturity depends on the closing levels of the underlying indices solely on the valuation date, you are subject to the risk that the closing levels of the underlying indices on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested directly in the stocks that constitute the underlying indices or in another instrument linked to the underlying indices that you could sell for full value at a time selected by you, or if the payment at maturity were based on an average of closing levels of the underlying indices, you might have achieved better returns.

▪	The securities are subject to the credit risk of Citigroup Inc. If we default on our obligations under the securities, you may not receive anything owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole

December 2015	PS-6

Citigroup Inc.

Dual Directional Trigger PLUS Based on the Worst Performing of the EURO STOXX 50® Index and the Nikkei 225 Index Due December-----, 2018

Dual Directional Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, will be less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions and structuring fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation between the underlying indices, dividend yields on the stocks that constitute the underlying indices and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than the market rate implied by traded instruments referencing our debt obligations in the secondary market for those debt obligations, which we refer to as our secondary market rate. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the levels and volatility of the underlying indices and a number of other factors, including the price and volatility of the stocks that constitute the underlying indices, the correlation between the underlying indices, the dividend yields on the stocks that constitute the underlying indices, interest rates generally, the volatility of the exchange rate between the U.S. dollar and both the Euro and the Japanese yen, the correlation between those exchange rates and the levels of the underlying indices, the time remaining to maturity and our creditworthiness, as reflected in our secondary market rate. Changes in the levels of the underlying indices may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The

December 2015	PS-7

Citigroup Inc.

Dual Directional Trigger PLUS Based on the Worst Performing of the EURO STOXX 50® Index and the Nikkei 225 Index Due December-----, 2018

Dual Directional Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	The Nikkei 225 Index is subject to risks associated with foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules that are different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

▪	The Nikkei 225 Index’s performance will not be adjusted for changes in the exchange rate between the Japanese yen and the U.S. dollar. The Nikkei 225 Index is composed of stocks traded in Japanese yen, the value of which may be subject to a high degree of fluctuation relative to the U.S. dollar. However, the performance of the Nikkei 225 Index and the value of your securities will not be adjusted for exchange rate fluctuations. If the Japanese yen appreciates relative to the U.S. dollar over the term of the securities, your return on the securities will underperform an alternative investment that offers exposure to that appreciation in addition to the change in the level of the Nikkei 225 Index.

▪	The EURO STOXX 50® Index is subject to risks associated with the Eurozone. The companies whose stocks constitute the EURO STOXX 50® Index are leading companies in the Eurozone. A number of countries in the Eurozone are undergoing a financial crisis affecting their economies, their ability to meet their sovereign financial obligations and their financial institutions. Countries in the Eurozone that are not currently experiencing a financial crisis may do so in the future as a result of developments in other Eurozone countries. The economic ramifications of this financial crisis, and its effects on the companies that make up the EURO STOXX 50® Index, are impossible to predict. This uncertainty may contribute to significant volatility in the EURO STOXX 50® Index, and adverse developments affecting the Eurozone may affect the EURO STOXX 50® Index in a way that adversely affects the value of and return on the securities. Furthermore, you should understand that there is generally less publicly available information about non-U.S. companies than about U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules that are different from those applicable to U.S. reporting companies.

▪	The EURO STOXX 50® Index’s performance will not be adjusted for changes in the exchange rate between the Euro and the U.S. dollar. The EURO STOXX 50® Index is composed of stocks traded in Euro, the value of which may be subject to a high degree of fluctuation relative to the U.S. dollar. However, the performance of the EURO STOXX 50® Index and the value of your securities will not be adjusted for exchange rate fluctuations. If the Euro appreciates relative to the U.S. dollar over the term of the securities, your return on the securities will underperform an alternative investment that offers exposure to that appreciation in addition to the change in the level of the EURO STOXX 50® Index.

▪	Our offering of the securities does not constitute a recommendation of either underlying index. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlying indices is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the stocks that constitute the underlying indices or in instruments related to the underlying indices or the stocks that constitute the underlying indices, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlying indices. These and other activities of our affiliates may affect the levels of the underlying indices in a way that has a negative impact on your interests as a holder of the securities.

▪	The levels of the underlying indices may be adversely affected by our or our affiliates’ hedging and other trading activities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates, who may take positions directly in the stocks that constitute the underlying indices or in instruments related to the underlying indices and may adjust such positions during the term of the securities. Our affiliates also trade the stocks that constitute the underlying indices and other financial instruments related to the underlying indices on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the levels of the underlying indices in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the issuers of the stocks that constitute the underlying indices, including extending loans to, making equity investments in or providing advisory services to such issuers. In the

December 2015	PS-8

Citigroup Inc.

Dual Directional Trigger PLUS Based on the Worst Performing of the EURO STOXX 50® Index and the Nikkei 225 Index Due December-----, 2018

Dual Directional Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

course of this business, we or our affiliates may acquire non-public information about such issuers, which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against such issuer that are available to them without regard to your interests.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events or the discontinuance of either underlying index, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your payment at maturity. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	Adjustments to either underlying index may affect the value of your securities. STOXX Limited, as publisher of the EURO STOXX 50® Index, or Nikkei Inc. and Nikkei Digital Media Inc., collectively as publisher of the Nikkei 225 Index, may add, delete or substitute the stocks that constitute either underlying index or make other methodological changes that could affect the level of either underlying index. STOXX Limited or Nikkei Inc. and Nikkei Digital Media Inc. may discontinue or suspend calculation or publication of either underlying index at any time without regard to your interests as holders of the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. As described below under “United States Federal Tax Considerations,” in 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Information About the EURO STOXX 50® Index

The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the 19 EURO STOXX® Supersector indices, which represent the Eurozone portion of the STOXX Europe 600® Supersector indices. The STOXX Europe 600® Supersector indices contain the 600 largest stocks traded on the major exchanges of 18 European countries. The EURO STOXX 50® Index is reported by Bloomberg L.P. under the ticker symbol “SX5E.”

STOXX Limited (“STOXX”) and its licensors and CGMI have entered into a non-exclusive license agreement providing for the license to CGMI and its affiliates, in exchange for a fee, of the right to use the EURO STOXX 50® Index, which is owned and published by STOXX, in connection with certain financial instruments, including the securities. For more information, see “Equity Index Descriptions—EURO STOXX 50® Index—License Agreement with STOXX Limited” in the accompanying underlying supplement.

Please refer to the section “Equity Index Descriptions—EURO STOXX 50® Index” in the accompanying underlying supplement for important disclosures regarding the EURO STOXX 50® Index.

Historical Information

The closing level of the EURO STOXX 50® Index on December 17, 2015 was 3,306.47.

The graph below shows the closing levels of the EURO STOXX 50® Index for each day such level was available from January 4, 2010 to December 17, 2015. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the EURO STOXX 50® Index as an indication of future performance.

December 2015	PS-9

Citigroup Inc.

Dual Directional Trigger PLUS Based on the Worst Performing of the EURO STOXX 50® Index and the Nikkei 225 Index Due December-----, 2018

Dual Directional Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

EURO STOXX 50® Index – Historical Closing Levels January 4, 2010 to December 17, 2015

*The red line indicates the hypothetical trigger level with respect to the Euro Stoxx 50 Index, assuming the closing level on December 17, 2015 were the initial index level of the Euro Stoxx 50 Index.

Information About the Nikkei 225 Index

The Nikkei 225 Index tracks the Tokyo Stock Exchange (the “TSE”) and is widely used as a benchmark of the Japanese Stock Market. It is the average price of 225 stocks listed on the TSE First Section, but it is different from a simple average in that the divisor is adjusted to maintain continuity and reduce the effect of external factors not directly related to the market. The Nikkei 225 Index is calculated and maintained by Nikkei Inc. The Nikkei 225 Index is reported by Bloomberg L.P. under the ticker symbol “NKY.”

“Nikkei,” “Nikkei Stock Average,” and “Nikkei 225” are the service marks of Nikkei Inc. Citigroup Global Markets Inc. has entered into an agreement with Nikkei Inc. that provides Citigroup Global Markets Inc. and certain of its affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Nikkei 225 Index, which is owned and published by Nikkei Inc. For more information, see “Equity Index Descriptions— Nikkei Stock Average —License Agreement with Nikkei Inc. and Disclaimers” in the accompanying underlying supplement. Please refer to the section “Equity Index Descriptions— Nikkei Stock Average” in the accompanying underlying supplement for important disclosures regarding the Nikkei 225 Index.

Historical Information

The closing level of the Nikkei 225 Index on December 17, 2015 was 19,353.56.

The graph below shows the closing levels of the Nikkei 225 Index for each day such level was available from January 4, 2010 to December 17, 2015. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the Nikkei 225 Index as an indication of future performance.

December 2015	PS-10

Citigroup Inc.

Dual Directional Trigger PLUS Based on the Worst Performing of the EURO STOXX 50® Index and the Nikkei 225 Index Due December-----, 2018

Dual Directional Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Nikkei 225 Index – Historical Closing Levels January 4, 2010 to December 17, 2015

*The red line indicates the hypothetical trigger level of the Nikkei 225 Index, assuming the closing level on December 17, 2015 were the initial index level of the Nikkei 225 Index.

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

Subject to the discussion below, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed in the section of the accompanying product supplement entitled “United States Federal Tax Considerations,” withholding under legislation commonly referred to as “FATCA” might (if the securities were recharacterized as debt instruments) apply to amounts treated as interest paid with respect to the securities. However, under a recent IRS notice, withholding under “FATCA” will not apply to

December 2015	PS-11

Citigroup Inc.

Dual Directional Trigger PLUS Based on the Worst Performing of the EURO STOXX 50® Index and the Nikkei 225 Index Due December-----, 2018

Dual Directional Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

payments of gross proceeds (other than any amount treated as interest) with respect to dispositions of the securities. You should consult your tax adviser regarding the potential application of “FATCA” to the securities.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $0.30 for each $10 security sold in this offering. From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI, including Morgan Stanley Wealth Management and their financial advisers collectively, a fixed selling concession of $0.25 for each $10 security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $0.05 for each security they sell.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this expected hedging activity even if the value of the securities declines. This hedging activity could affect the closing levels of the underlying indices and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

December 2015	PS-12

Citigroup Inc.

Dual Directional Trigger PLUS Based on the Worst Performing of the EURO STOXX 50® Index and the Nikkei 225 Index Due December-----, 2018

Dual Directional Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

The estimated value of the securities is a function of the terms of the securities and the inputs to CGMI’s proprietary pricing models. As of the date of this preliminary pricing supplement, it is uncertain what the estimated value of the securities will be on the pricing date because it is uncertain what the values of the inputs to CGMI’s proprietary pricing models will be on the pricing date.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Certain Selling Restrictions

Hong Kong Special Administrative Region

The contents of this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus have not been reviewed by any regulatory authority in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”). Investors are advised to exercise caution in relation to the offer. If investors are in any doubt about any of the contents of this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, they should obtain independent professional advice.

The securities have not been offered or sold and will not be offered or sold in Hong Kong by means of any document, other than

(i)	to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or

(ii)	to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “Securities and Futures Ordinance”) and any rules made under that Ordinance; or

(iii)	in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

There is no advertisement, invitation or document relating to the securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Singapore

This pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore, and the securities will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly, the securities may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this pricing supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any securities be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person under Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. Where the securities are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an individual who is an accredited investor, securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries' rights and interests (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the relevant securities pursuant to an offer under Section 275 of the Securities and Futures Act except:

December 2015	PS-13

Citigroup Inc.

Dual Directional Trigger PLUS Based on the Worst Performing of the EURO STOXX 50® Index and the Nikkei 225 Index Due December-----, 2018

Dual Directional Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act; or
(ii)	where no consideration is or will be given for the transfer; or
(iii)	where the transfer is by operation of law; or
(iv)	pursuant to Section 276(7) of the Securities and Futures Act; or
(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Any securities referred to herein may not be registered with any regulator, regulatory body or similar organization or institution in any jurisdiction.

The securities are Specified Investment Products (as defined in the Notice on Recommendations on Investment Products and Notice on the Sale of Investment Product issued by the Monetary Authority of Singapore on 28 July 2011) that is neither listed nor quoted on a securities market or a futures market.

Contact

Clients of Morgan Stanley Wealth Management may contact their local Morgan Stanley branch office or the Morgan Stanley principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 762-9666). All other clients may contact their local brokerage representative.

Performance Leveraged Upside SecuritiesSM and PLUSSM are service marks of Morgan Stanley, used under license.

© 2015 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

December 2015	PS-14